Exhibit 23-a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2005 relating to the financial statements and financial highlights of Petroleum & Resources Corporation which appears in the 2004 Annual Report to Stockholders, which is incorporated by reference in Petroleum & Resources Corporation’s Annual Report on Form N-CSR for the year ended December 31, 2004 and which is also incorporated by reference into this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland
April 26, 2005